UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 18, 2014

Barracuda Networks, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-36162	83-0380411
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3175 S. Winchester Blvd.

Campbell, California 95008

(Address of principal executive offices, Zip code)

(408) 342-5400

(Registrant’s telephone number, including area code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 18, 2014, the Compensation Committee of the Board of Directors (the “Compensation Committee”) of Barracuda Networks, Inc. (the “Company”) approved an increase in the base salary of each of David Faugno and Michael Perone to $440,000. The Compensation Committee also approved a reduction in the target bonuses for each of Messrs. Faugno and Perone to 25% of his annual base salary.

Messrs. Faugno and Perone will participate in the Company’s 2015 Executive Bonus Plan (the “2015 Bonus Plan”), which provides for cash bonuses based on achievement against gross billings and adjusted EBITDA targets established by the Compensation Committee for fiscal 2015 and weighted 75% and 25% each, respectively.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 24, 2014

BARRACUDA NETWORKS, INC.

By:	/s/ Diane Honda
Name:	Diane C. Honda
Title:	Vice President, General Counsel & Secretary